Exhibit 10.29

THE WHITEWAVE FOODS COMPANY

2012 DIRECTOR’S RESTRICTED STOCK UNIT (“RSU”) AWARD AGREEMENT

This AGREEMENT (this “Agreement”), effective as of the date indicated on the Notice of Grant delivered herewith (the “Notice of Grant”), is made and entered into by and between The WhiteWave Foods Company, a Delaware corporation (the “Company”), and the individual named on the Notice of Grant (“you”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has adopted and approved The WhiteWave Foods Company 2012 Stock Incentive Plan (the “Plan”), which Plan was approved as required by the Company’s stockholders and provides for the grant of Restricted Stock Units and other forms of stock-based compensation to certain selected Employees and non-employee Directors of the Company and its Subsidiaries (capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Plan); and

WHEREAS, the Restricted Stock Units and other Awards provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and

WHEREAS, you are a non-employee Director; and

WHEREAS, the Committee has awarded to you the Restricted Stock Units, which are referred to in this Agreement as RSUs, described in this Agreement and in the Notice of Grant.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, you and the Company hereby agree as follows:

1. Grant of Award. The Company hereby grants to you, and you hereby accept, subject to the terms and conditions set forth in the Plan and in this Agreement, the number of RSUs shown on the Notice of Grant, effective as of the date indicated on the Notice of Grant (the “Date of Grant”). Each RSU represents the right to receive one share of the Company’s Stock, subject to the terms and conditions set forth in the Plan and in this Agreement. The shares of Stock that are issuable upon vesting of the RSUs granted to you pursuant to this Agreement are referred to in this Agreement as the “Shares.” Subject to the provisions of Sections 2(c) and 3(b) hereof, this Award of RSUs is irrevocable and is intended to conform in all respects with the Plan.

2. Vesting.

(a) Regular Vesting. Except as otherwise provided in the Plan or in this Section 2, your RSUs will vest ratably in three (3) equal annual increments commencing on the first (1st) anniversary of the Date of Grant.

(b) Accelerated Vesting. In addition to the vesting provisions contained in Section 2(a) above, your RSUs will automatically and immediately vest in full upon (i) a Change in Control, (ii) your death or Disability, or (iii) your Retirement or other retirement from service on the Board upon expiration of your term. For purposes of this Agreement, “Retirement” shall be defined as your retirement from service to the Company or any Subsidiary after you reach the age of sixty-five (65); and “Disability” shall be defined as your permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

(c) Forfeiture of Unvested RSUs. If your service as a non-employee Director of the Company terminates for any reason (other than by reason of your death, Disability, Retirement or other retirement from service on the Board upon expiration of your term) before all or any portion of the RSUs subject to this Award have vested, the unvested RSUs will be immediately forfeited and you will have no further rights to such unvested RSUs or the Shares represented by those forfeited RSUs.

3. Distribution of Shares.

(a) Distribution Upon Vesting. The Company will distribute to you (or to your estate in the event of your death) the Shares of Stock represented by the RSUs that vested on such vesting date as soon as administratively practicable after each vesting date, but in no event later than the fifteenth day of the third calendar month beginning after the calendar year in which such RSUs shall have become vested. Notwithstanding the immediately preceding sentence, any RSUs subject to this grant or any similar grants outstanding on the date hereof that become vested on account of your Retirement shall be distributed to you as soon as administratively practicable (but in no event more than 60 days) following the date of your separation from service from the Company.

(b) Forfeiture of Shares. Notwithstanding any provision of this Agreement or the Plan to the contrary, if you are removed as a non-employee Director of the Company due to your willful or intentional fraud, embezzlement, violation of the Company’s Code of Ethics, or other conduct seriously detrimental to the Company or any Subsidiary, your rights in your unvested RSUs will be immediately and permanently

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forfeited. The determination of whether you have been removed for any of the reasons specified in the preceding sentence (which will be referred to in this Agreement as “Cause”) will be determined by the Board or the Committee.

(d) Compliance With Law. The Plan, the granting and exercising of this RSU, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state and foreign country laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of this RSU, the issuance or delivery of Stock under this RSU or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule or regulation and may require you to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of this RSU or to otherwise sell or issue Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of this RSU under this provision shall not extend the term of the RSU. Neither the Company nor its directors or officers shall have any obligation or liability to you with respect to any RSU (or Stock issuable thereunder) that shall lapse because of such postponement.

4. Stockholder Rights. Except as set forth in the Plan, neither you nor any person claiming under or through you shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to this Award unless and until your Shares shall have been issued.

5. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with vesting of any RSU or issuance of any of the Shares subject thereto.

6. Transfer of RSUs. The RSUs granted herein are not transferable except in accordance with the provisions of the Plan.

7. Plan Incorporated. You accept the RSUs hereby granted subject to all the provisions of the Plan, which, except as expressly contradicted by the terms hereof, are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby.

8. Miscellaneous.

(a) Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive offices, and any notice to be given to you shall be addressed to you at the address set forth on the attached Notice of Grant, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

(b) Binding Agreement. Subject to the limitations in this Agreement on the transferability by you of the Award granted herein, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

(c) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

(d) Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.

(e) Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

(f) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(g) No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

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(h) Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(i) Relief. In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

END OF AGREEMENT

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